Exhibit 4.7





                                  MIH LIMITED


                                     -and-


                               ABSA BANK LIMITED



                            -----------------------

                              AMENDMENT AGREEMENT
          in respect of the Amended and Restated Facilities Agreement relating to a loan and guarantee facility of
                                US$115,000,000
                           ------------------------





















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                               TABLE OF CONTENTS

1       Interpretation....................................................1
2       Conditions Precedent..............................................1
3       Representations and Warranties....................................1
4       Fees and Expenses and Stamp Duty..................................2
5       Amendments to Facilities Agreement................................2
6       Disposal of Shares in Open TV.....................................3
7       Incorporation of Terms of the Facilities Agreement................3
8       Designation of this Agreement as a Security Document..............3
9       Counterparts......................................................3
10      Contracts (Rights of Third Parties) Act 1999......................3
11      Law and Jurisdiction..............................................3



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DATE:   22 July 2002

PARTIES:

(1) MIH Limited ("MIH"), a company incorporated in the British Virgin Islands, registered number I.B.C. No.: 47572; and

(2) ABSA Bank Limited (the "BANK") acting through its London Branch at 75 King William Street, London EC4N 7AB

OPERATIVE PROVISIONS:

1         INTERPRETATION

1.1       In this agreement, unless the context otherwise requires:

          "EFFECTIVE TIME" has the meaning given in clause 2 of this agreement;

          "FACILITIES AGREEMENT" means the amended and restated facilities agreement relating to a loan and guarantee facility of US$115,000,000 between the parties to this agreement as such has been amended by side-letters from the Bank to MIH prior to the date of this agreement;

          "LIBERTY" has the meaning given in Schedule 2 to this agreement;

          "LIBERTY SHARE CHARGE" has the meaning given in Schedule 2 to this agreement;

          TERMS DEFINED and EXPRESSIONS USED in the Facilities Agreement have the same meaning in this agreement unless otherwise stated or the context does not permit;

          a reference to a "CLAUSE" or a "SCHEDULE" is a reference to a clause or a schedule of this agreement;

          a reference to THIS OR ANY OTHER AGREEMENT OR DOCUMENT is a reference to the same as from time to time amended, novated or supplemented, before or after the date of this agreement.

2         CONDITIONS PRECEDENT

          The amendments, confirmations and consents set out in Clause 5.1 and 6 are conditional upon and shall not be effective until such time (the "EFFECTIVE TIME") as the Bank has confirmed to MIH that it has received each of the items mentioned in Schedule 1, each in form and substance satisfactory to it, provided that the Bank may waive on such terms as it thinks fit any of the foregoing in whole or in part.

3         REPRESENTATIONS AND WARRANTIES

3.1 MIH makes the representations and warranties in Clauses 3.2 to 3.6 for the benefit of the Bank as of the date of this agreement.

3.2 It has the power to make and carry out the terms of this agreement and has taken all necessary corporate action to authorise the execution, delivery and performance of this agreement.

3.3 This agreement constitutes the legally binding obligations of it enforceable in accordance with its terms.



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3.4       The making and performance of this agreement does not and will not:

          3.4.1     violate any provision of:

                    (a) any law or regulation or any order or decree of any governmental authority or agency or of any court in any respect;

                    (b) the laws and documents incorporating and constituting it in any respect; or

                    (c) any mortgage, contract or other undertaking to which it is a party or which is binding upon it or any of its assets in any material respect;

          3.4.2 result in the creation or imposition of any security interest, lien, charge or other encumbrance on any of its assets pursuant to the provisions of any such mortgage, contract or other undertaking.

3.5 It has received or obtained every consent of, licence from or exemption by any governmental or administrative body or authority required to authorise or required in connection with the performance, validity or enforceability of this agreement and the same are valid and subsisting.

3.6 The representations and warranties contained in Clauses 15.2 to 15.9 of the Facilities Agreement are true and correct as at the date of this agreement with reference to the facts and circumstances existing at the time of this agreement.

4         FEES AND EXPENSES AND STAMP DUTY

4.1 MIH shall promptly following the demand of the Bank pay to the Bank all reasonable costs and expenses and registration charges (including legal fees and value added tax) incurred or to be incurred by the Bank in the negotiation, preparation, printing and execution of this agreement and the satisfaction of the conditions precedent under Clause 2.

4.2 MIH shall promptly following the demand of the Bank pay and indemnify the Bank in respect of any stamp duties, registration and like taxes or charges (if any) which may be payable or determined to be payable in connection with the making, performance or enforcement of this agreement.

5         AMENDMENTS TO FACILITIES AGREEMENT

5.1 The amendments to the Facilities Agreement set out in Schedule 2 hereto shall take effect from the Effective Time.

5.2 The entry into of this agreement and the amendments effected pursuant to Clause 5.1 shall not prejudice any of the rights or remedies (including in respect of Demand Events) which may have arisen in favour of the Bank with respect to each or any of the Obligors prior to the entry into of this agreement or the time that the amendments effected pursuant to Clause 5.1 become effective pursuant to Clause 2 (as the case may be) and such rights and remedies shall be deemed to be continuing and unwaived if they would have been continuing and unwaived but for the execution, delivery and performance of this agreement or effecting of such amendments (as the case may be).


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6         DISPOSAL OF SHARES IN OPEN TV

          With effect from the Effective Time only, the Bank consents to the sale by OTV Holdings of all the right, title and interest of OTV Holdings in and to its shares in the capital of Open TV.

7         INCORPORATION OF TERMS OF THE FACILITIES AGREEMENT

          The terms and conditions of the Facilities Agreement are hereby incorporated mutatis mutandis to the fullest extent not inconsistent with this agreement and as if any reference to the Facilities Agreement included a several reference to this agreement and to the Facilities Agreement as amended or as to be amended by this agreement. This agreement is supplemental to the Facilities Agreement and shall be read as one with it. Save as otherwise specified in this agreement, the Facilities Agreement and the other Security Documents shall remain in full force and effect in accordance with their respective terms save that references to the Facilities Agreement shall be taken to be references to the Facilities Agreement as amended or to be amended by this agreement with effect from the Effective Time.

8         DESIGNATION OF THIS AGREEMENT AS A SECURITY DOCUMENT

          This agreement is a Security Document.

9         COUNTERPARTS

          This agreement may be executed in any number of counterparts, and this has the same effect as if the signatories on the counterparts were on a single copy of this agreement.

10        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

          Unless the right of enforcement is expressly granted to a third party, it is not intended that a third party should have the right to enforce a provision of this agreement pursuant to the Contracts (Rights of Third Parties) Act 1999. The parties hereto may rescind or vary this agreement without the consent of a third party to whom an express right to enforce any of its terms has been provided.

11        LAW AND JURISDICTION

11.1 This agreement shall be governed by and construed in accordance with English law.

11.2 MIH agrees for the benefit of the Bank that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with this agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

11.3 MIH irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 11.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

11.4 The submission to the jurisdiction of the courts referred to in Clause 11.2 shall not (and shall not be construed so as to) limit the right of the Bank to take proceedings


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          against MIH or any party to any Security Document in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

11.5 MIH agrees that the process by which any suit, action or proceeding against it in England is begun may be served on it by being delivered to Wilmer, Cutler & Pickering at 4 Carlton Gardens, London, SW1Y 5AA.

IN WITNESS whereof the parties hereto have caused this agreement to be duly executed on the date first above written



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                                  SCHEDULE 1

                        CONDITIONS PRECEDENT DOCUMENTS


1 The Deposit Charge and the Liberty Share Charge duly executed and delivered by the parties thereto together with (to the extent necessary) duly executed transfer forms of the relevant shares in favour of the Bank (or its nominee) and the corresponding share certificates and such other documents and information as the Bank may in its discretion require to enable the relevant charge to be perfected.

2 Written confirmation (and/or other evidence satisfactory to the Bank) from each of the Obligors that has entered into a Security Document prior to the date of this agreement that each of the amendments referred to in this agreement is binding on it and that its obligations, and the security created by it, contained in each such Security Document are not discharged, impaired or otherwise affected by any of them and remain in full force and effect notwithstanding the entry into of this agreement.

3         In relation to OTV Holdings and MIH:

          (i) certified true and up-to-date copies of the constitutional documents of it together with certificates addressed to the Bank from a duly authorised officer of it setting out the names and signatures of the persons authorised to execute on behalf of it this agreement and/or the Liberty Share Charge and/or the confirmations referred to in paragraph 2 above and confirming such other matters as the Bank may require;

          (ii) certified true copies of board resolutions or other necessary corporate action required to authorise the execution, delivery and performance by it of this agreement and/or the Liberty Share Charge and/or the confirmations referred to in paragraph 2 above and authorising appropriate persons to execute and deliver the same on their respective behalves;

          (iii) evidence satisfactory to the Bank that all necessary approvals have been given or obtained by each party to this agreement and/or the Liberty Share Charge and/or the confirmations referred to in paragraph 2 above to give effect to the transactions contemplated hereby or thereby.

3 A copy, certified true by a director or the secretary of MIH, of the corporate structure chart of MIH and its Subsidiaries.

4 Such evidence of the appointment of process agents in England and the acceptance of such appointments as the Bank may require in respect of the Security Documents and the Liberty Share Charge and this agreement.

5 All legal and other matters in relation to this agreement and the Liberty Share Charge and the Security Documents and the transactions contemplated by this agreement and the Liberty Share Charge and Security Documents shall be in form and substance satisfactory to the Bank.

6 Opinions from British Virgin Islands and United States of America legal advisers in relation to this agreement and the Liberty Share Charge, together with such opinions from legal advisers in such other jurisdictions as the Bank in its sole and absolute discretion may require.



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                                  SCHEDULE 2

                      AMENDMENTS TO FACILITIES AGREEMENT


With effect from the Effective Time, the Facilities Agreement shall be amended as follows:

(i) the following words shall be deleted from the definition of "MIH Group" in Clause 1.1 of the Facilities Agreement:

                    "Open TV and its Subsidiaries and";

(ii) the definition of "Open TV Share Charge" shall be deleted from Clause 1.1 of the Facilities Agreement;

(iii) the following definitions shall be incorporated into Clause 1.1 of the Facilities Agreement:

          " "DEPOSIT CHARGE" means a deposit charge by the Borrower in favour of the Bank in a form acceptable to the Bank over all right, title and interest of the Borrower in and to a cash deposit deposited by the Borrower with the Bank, securing all liabilities of the Obligors to the Bank from time to time;

                    "LIBERTY" means Liberty Media Corporation, a Delaware corporation;

                    "LIBERTY SHARE CHARGE" means a pledge or charge by OTV Holdings in favour of the Bank in a form acceptable to the Bank over all the rights, title and interest of OTV Holdings in and to its shares in the capital of Liberty, securing all liabilities of the Obligors to the Bank from time to time;

                    "SECOND AMENDMENT AGREEMENT" means an amendment agreement dated 22 July 2002 between MIH and the Bank; ";

(iv) the following words shall be incorporated into the definition of "Security Documents" in Clause 1.1 of the Facilities Agreement in place of the words "Open TV Share Charge":

                    "Liberty Share Charge, the Second Amendment Agreement, the Deposit Charge";

(v) the words "Liberty Share Charge and the Deposit Charge" shall be incorporated into Clauses 15.3, 15.4, 15.5, 15.6, 16.1 and 17.2.6 of the Facilities Agreement in place of the words "Open TV Share
          Charge";

(vi) the words "Open TV and its Subsidiaries and" shall be deleted from Clause 17.2 of the Facilities Agreement;

(vii) the words contained in Clause 19.2(b) of the Facilities Agreement shall be deleted in their entirety and replaced with the following words:

                    "the aggregate amount of one-third of the UBC Market Valuation and one-half of the Liberty Market Valuation and the Cash Collateral shall at all times exceed the aggregate for the time being of all outstanding Advances and the Borrower's maximum actual and potential liability to the Bank in respect of any Guarantee issued pursuant to this agreement.";



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(viii)    the following definition of "Cash Collateral" shall be incorporated into Clause 19.3 of the Facilities Agreement:

          " "CASH COLLATERAL" means cash deposited by MIH with the Bank into a specific account or accounts at the Bank over which a pledge or charge under the Deposit Charge has been granted in favour of the Bank;";


(ix) the words "(including, for these purposes, Open TV and its Subsidiaries)" shall be deleted from the definition of "Consolidated Financial Indebtedness" in Clause 19.3 of the Facilities Agreement;

(x) the definitions of "Open TV Market Valuation" and "UBC Market Valuation" shall be deleted from Clause 19.3 of the Facilities Agreement and replaced with the following definitions of "Liberty Market Valuation" and "UBC Market Valuation":

          " "LIBERTY MARKET VALUATION" means at any time the market value of those shares in Liberty subject to a pledge or charge under the Liberty Share Charge in favour of the Bank and which are quoted on the New York Stock Exchange (or if not actually quoted on the New York Stock Exchange the Bank is satisfied in its discretion that those shares are fully exchangeable for shares which are quoted on the New York Stock Exchange) based on the mid-market price for shares in Liberty quoted on the New York Stock Exchange at close of business on the relevant day (or, if such date is not a Business Day, the preceding such Business Day) as determined by the Bank; and

                    "UBC MARKET VALUATION" means at any time the lesser of $75,000,000 and the then market value of those shares in UBC subject to a pledge or charge under the UBC Share Charge in favour of the Bank and which are quoted on the Stock Exchange of Thailand based on the mid-market price for shares in UBC on the Stock Exchange of Thailand at close of business on the relevant date all as determined by the Bank.";

(xi) Clauses 19.4 and 19.5 of the Facilities Agreement shall be deleted in their entirety and replaced with the following two Clauses 19.4 and 19.5:

                    "19.4 The financial covenant referred to in Clause 19.2(a) shall be tested semi-annually each 31 March and 30 September in each year commencing on 31 March 2000 and the financial covenant referred to in Clause 19.2(b) shall be tested at any time, by reference as appropriate to the audited consolidated annual accounts or unaudited consolidated semi-annual accounts of the MIH Group and to market capitalisations determined by the Bank in accordance with the definitions of "Consolidated Market Value" or "Liberty Market Valuation" or "UBC Market Valuation". Any calculation shall be made by the Bank and such calculation shall be conclusive and binding on the Borrower except in the case of manifest error.

                    19.5 If the accounting principles and practices in the MIH Group's audited consolidated or unconsolidated annual accounts or unaudited consolidated or unconsolidated semi-annual accounts change after the date of this agreement or the shares in the Borrower are no longer quoted on NASDAQ or the shares in UBC subject to a pledge or charge under the UBC Share Charge are


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                              no longer quoted on the Stock Exchange of
                              Thailand or the shares in Liberty subject to a pledge or charge under the Liberty Share Charge are no longer quoted on the New York Stock Exchange or if they were never quoted on the New York Stock Exchange the Bank is of the view that those shares in Liberty are no longer fully exchangeable for shares which are quoted on the New York Stock Exchange or the accounting reference date of any MIH Group Company changes or any other change in law or accounting principles occurs after the date of this agreement, the Borrower shall notify the Bank (or the Bank shall notify the Borrower as the case may be) of such change and shall, if the Bank requests, consider in good faith changes to the financial covenants set out in this Clause 19 to reflect such change provided that if there is no agreement as to the proposed changes then in the case of the shares in the Borrower no longer being quoted on NASDAQ or the shares in UBC subject to a pledge or charge under the UBC Share Charge no longer being quoted on the Stock Exchange of Thailand or the shares in Liberty subject to a pledge or charge under the Liberty Share Charge no longer being quoted on the New York Stock Exchange or if they were never quoted on the New York Stock Exchange the Bank is of the view that those shares in Liberty are no longer fully exchangeable for shares which are quoted on the New York Stock Exchange the changes specified by the Bank to reflect such changes shall prevail and take effect in accordance with their terms and in all other cases the Borrower shall in addition to delivering accounts reflecting such change in accordance with this agreement deliver accounts prepared on the basis that such change had not been made in accordance with this agreement and the financial covenants set out in this Clause 19 shall continue to be tested on the basis of the accounts prepared on the basis that such change had not been made.".




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                                  SIGNATORIES


MIH

MIH LIMITED

By:                                    /s/ David Tudor
                                       -----------------------

THE BANK

ABSA BANK LIMITED


By: /s/ Martin Collard            By:  /s/ David Colgan
    -----------------------            -----------------------